ESCROW AGREEMENT

      THIS AGREEMENT is made as of the 13th day of May, 1998 by and among OBJECTSOFT CORPORATION, with its principal office at Continental Plaza III, 433 Hackensack Avenue, Hackensack, NJ 07601 (hereinafter the "Company"), the "Purchasers" specified on Schedule A attached hereto, with their respective principal offices at the addresses set forth in Schedule A, SETTONDOWN CAPITAL INTERNATIONAL LTD. (the "Placement Agent", along with the Purchasers also referred to as the "Investors") located at Charlotte House, Charlotte Street, P.O. Box N. 9204, Nassau, Bahamas, and GOLDSTEIN, GOLDSTEIN & REIS, LLP, 65 Broadway, 10th Fl., New York, NY 10006 (hereinafter the "Escrow Agent").


                              W I T N E S S E T H:

            WHEREAS, the Purchasers will be purchasing Common Stock, Warrants A and B (the collectively "Initial Shares"), and Preferred Stock, from the Company at a purchase price as set forth in a Private Equity Line Of Credit Agreement (the "Agreement") dated as of May 13, 1998, which will be issued as per the terms contained herein and in the Agreement executed by the Company and Purchaser; and

            WHEREAS, the Company will be issuing Common Stock and a Warrant A (also referred to as the Initial Shares) to the Placement Agent pursuant to the Agreement; and

            WHEREAS, the Company shall have a Put of additional Common Stock to the Purchasers for the remainder of the Commitment Amount after the Initial Shares Investment Amount and the Purchase Price for the Preferred Stock has been paid to the Company, in accordance with the terms and conditions in the Agreement; and

            WHEREAS,   it  is  intended  that  the  purchase  of  Securities  be
consummated in accordance with the requirements set forth by Regulation D promulgated under the Securities Act of 1933, as amended; and

            WHEREAS, the Company has requested that the Escrow Agent hold the Initial Shares Investment Amount, the Purchase Price for the Preferred Stock, and the remainder of the Commitment Amount in escrow until the Escrow Agent has received the Initial Shares, and the Put Shares. The Escrow Agent will then immediately wire transfer or otherwise deliver at the Company's discretion immediately available funds to the Company's account and arrange for delivery of the Initial Shares, and Put Shares to the Investors as per the terms and conditions in the Agreement.

            NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1

                   TERMS OF THE ESCROW FOR THE INITIAL SHARES

            1.1 The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the Initial Shares (collectively, with the Preferred Stock and Put Shares, referred to as the "Securities").

            1.2 Upon Escrow Agent's receipt of the Initial Shares Investment Amount into its attorney trustee account, it shall notify the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its account.

            1.3 The Company, upon receipt of said notice and acceptance of the Agreement by both parties, as evidenced by the Company's and the Investor's execution thereof, shall deliver to the Escrow Agent the Initial Shares. Escrow Agent shall then communicate with the Company to confirm the validity of its issuance.

            1.4 Once Escrow Agent confirms the validity of the issuance of the Initial Shares, the Escrow Agent shall immediately wire that amount of funds necessary to purchase the Initial Shares per the written instructions of the Company. The Company will furnish Escrow Agent with a "Net Letter" directing payment of Placement Agent fees, and administrative, legal and escrow fees as per the terms of the Agreement, such fees are to be remitted to in accordance with wire instructions that will be sent to Escrow Agent from the Company, with the net balance payable to the Company. Once the funds (as set forth above) have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from the Investor.

                                    ARTICLE 2

                    TERMS OF THE ESCROW FOR THE FIRST TRANCHE
                               OF PREFERRED STOCK

            2.1 Once the Escrow Agent has received certification from the Company that all of the conditions set forth in Section 2.11 of the Agreement have been complied with, and once he has received the Purchase Price for the Preferred Stock to be issued at the Closing for the first tranche of the Preferred Stock (as set forth in Section 2.11 in the Agreement) into its attorney trustee account, he shall notify the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its account.

            2.2 The Company, upon receipt of said notice, shall deliver to the Escrow Agent the shares of Preferred Stock being purchased in connection with the first tranche. The Escrow Agent shall then communicate with the Company to confirm the validity of their issuance.




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




            2.3   Once Escrow Agent confirms the validity of the issuance of the
Preferred Stock in connection with the first tranche, he shall immediately wire that amount of funds necessary to purchase such shares of Preferred Stock per the written instructions of the Company. The Company will furnish Escrow Agent with a "Net Letter" directing payment of placement agent fees and legal, administrative and escrow fees, as per the terms of the Agreement. Such fees are to be remitted in accordance with wire instructions that will be sent to the Escrow Agent from the Company, with the net balance payable to the Company. Once the funds (as set forth above) have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Preferred Stock delivered as per instructions from the Investors.

                                    ARTICLE 3

                   TERMS OF THE ESCROW FOR THE SECOND TRANCHE
                               OF PREFERRED STOCK

            3.1 Once the Escrow Agent has received certification from the Company that all of the conditions set forth in Section 2.11 of the Agreement have been complied with, and once he has received the Purchase Price for the Preferred Stock to be issued at the Closing for the second tranche of the Preferred Stock (as set forth in Section 2.11 in the Agreement) into its attorney trustee account, he shall notify the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its account.

            3.2 The Company, upon receipt of said notice, shall deliver to the Escrow Agent the shares of Preferred Stock being purchased in connection with the second tranche. The Escrow Agent shall then communicate with the Company to confirm the validity of their issuance.

            3.3   Once Escrow Agent confirms the validity of the issuance of the
Preferred Stock in connection with the second tranche, he shall immediately wire that amount of funds necessary to purchase such shares of Preferred Stock per the written instructions of the Company. The Company will furnish Escrow Agent with a "Net Letter" directing payment of placement agent fees and legal, administrative and escrow fees, as per the terms of the Agreement. Such fees are to be remitted in accordance with wire instructions that will be sent to the Escrow Agent from the Company, with the net balance payable to the Company. Once the funds (as set forth above) have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Preferred Stock delivered as per instructions from the Investors.


                                    ARTICLE 4

                     TERMS OF THE ESCROW FOR THE PUT SHARES

            4.1 The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the Put Shares.




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



            4.2 Upon Escrow Agent's receipt of confirmation in writing that the Company has properly served a Put Notice in accordance with the Agreement, and once it has received the Purchase Price for the Put Shares into its attorney trustee account, it shall notify the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its account.

            4.3 The Company, upon receipt of said notice and acceptance by the Investors, as evidenced by written notice by the Investor, shall deliver to the Escrow Agent the Put Shares being purchased. Escrow Agent shall then communicate with the Company to confirm the validity of its issuance.

            4.4 Once Escrow Agent confirms the validity of the issuance of the Put Shares, he shall immediately wire that amount of funds necessary to purchase of the Put Shares per the written instructions of the Company. The Company will furnish Escrow Agent with a "Net Letter" directing payment of placement agent fees and legal, administrative and escrow fees as per the terms of the Agreement. Such fees are to be remitted to in accordance with wire instructions that will be sent to Escrow Agent from the Company, with the net balance payable to the Company. Once the funds have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from the Investor.

                                    ARTICLE 5

                                  MISCELLANEOUS

            5.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

            5.2 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as follows:

            (a)   ObjectSoft Corporation
                  Continental Plaza III
                  433 Hackensack Avenue
                  Hackensack, NJ  07601
                  Attn: David Sarna, President
                  Telephone: (800) 816-8171
                  Facsimile:  (201) 343-0056

            (b) if to the Purchasers, at the addresses set forth on Schedule A hereto.




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



            (c)   Settondown Capital International Ltd.
                  Charlotte House, Charlotte Street
                  P.O. Box N. 9204
                  Nassau, Bahamas
                  Attn: Anthony L. M. Inder Riden
                  Telephone: (242) 325-1033
                  Facsimile: (242) 323-7918

            (d)   Goldstein, Goldstein & Reis, LLP
                  65 Broadway, 10th Fl.
                  New York, NY  10006
                  Attn:  Sheldon E. Goldstein, Esq.
                  Telephone: (212) 809-4220
                  Facsimile: (212) 809-4228

or to such other person at such other place as shall designated in writing.

            5.3 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

            5.4 This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.

            5.5 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

            5.6 The Company acknowledges and confirms that it is not being represented in a legal capacity by Goldstein, Goldstein & Reis, LLP and it has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement.

            5.7 This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York or the state courts of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this



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


Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

            5.8 This Agreement may be altered or amended only with the consent of all of the parties hereto. Should the Company or Investors attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and the Investor in writing. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, its only duty, until receipt of notice from the Company and the Investor or its agent that a successor escrow agent shall have been appointed, shall be to hold and preserve the funds. Upon receipt by the Escrow Agent of said notice from the Company and the Investor of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the funds, the Escrow Agent shall promptly thereafter transfer all of the funds held in escrow to said successor escrow agent. Immediately after said transfer, the Escrow Agent shall furnish the Company and the Investor with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Company or the Investor after notice of resignation or removal shall have been given, unless the same shall be the aforementioned notice from the Company and the Investor to transfer the funds to a successor escrow agent or to return same to the respective parties.

            5.9 The Escrow Agent shall be reimbursed by the Company and the Investor for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel.

            5.10 The Escrow Agent shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of the Escrow Agent's counsel; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.

            5.11 The Company and the Investors warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement:

                  (i) there is no security interest in the Securities or any part thereof;

                  (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest or in describing (whether specifically or generally) the Securities or any part thereof; and

                  (iii) the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Securities or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Securities or any part thereof.



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




            5.12 The Escrow Agent in its capacity as such has no liability hereunder to either party other than to hold the funds and the Securities and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent in its capacity as such from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Escrow.











                  [Remainder Of page Intentionally Left Blank]


                            [Signature Page Follows]



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



            IN WITNESS WHEREOF, the parties hereto have cause this Escrow Agreement to be executed as of the 13th day of May, 1998.



                                               OBJECTSOFT CORPORATION


                                               By  /s/ David E.Y. Sarna
                                                  ------------------------------
                                                  David E.Y. Sarna, Chairman



                                               AVALON CAPITAL , INC.


                                               By  /s/ Wayne Coleson
                                                  ------------------------------
                                                  Wayne Coleson



                                               AUSTOST ANSTALT SCHAAN


                                               By  /s/ Thomas Hackl
                                                  ------------------------------
                                                  Thomas Hackl



                                               BALMORE FUNDS S.A.


                                               By  /s/ Francois Morax
                                                  ------------------------------
                                                  Francois Morax



                                               SETTONDOWN CAPITAL INTER-
                                                NATIONAL LTD.


                                               By  /s/ Anthony L.M. Inder Riden
                                                  ------------------------------
                                                  Anthony L.M. Inder Riden



                                               GOLDSTEIN, GOLDSTEIN & REIS, LLP,
                                               Escrow Agent


                                               By  /s/ Scott H. Goldstein
                                                  ------------------------------
                                                  Scott H. Goldstein





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